UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On April 16, 2014, Platform Specialty Products Corporation (“Platform”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Chemtura Corporation, a Delaware corporation (“Chemtura,” and together with certain of its subsidiaries, the “Sellers”) pursuant to which Platform will acquire the Sellers’ agrochemicals business, Chemtura AgroSolutions, consisting of the manufacture, distribution, marketing and sale of seed treatments and crop protection in niche markets across seven major product lines – seed treatments, insecticides, miticides, herbicides, fungicides, plant growth regulators and adjuvants (the “Business”), for approximately $1.00 billion, consisting of $950 million in cash, subject to working capital and other adjustments, 2,000,000 shares of Platform’s common stock and the assumption of certain liabilities by Platform.

The closing of the Chemtura Acquisition is subject to the satisfaction or waiver of certain customary and other closing conditions for transactions of this type, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals of government authorities.

The Agreement contains representations and warranties customary for transactions of this type.  The Sellers have also agreed to various customary covenants and agreements, including the Sellers’ covenants (i) to conduct the Business in the ordinary course consistent with past practice during the period between the execution of the Agreement and the closing of the Chemtura Acquisition, (ii) not to engage in certain kinds of transactions during such period, (iii) not to make any material amendments to their organizational documents that would have an adverse effect on the consummation of the closing of the Chemtura Acquisition, and (iv) not to incur, assume or guarantee any indebtedness as defined in the Agreement. Platform covenants, among other things, not to (i) make any material amendments to its organizational documents that would have an adverse effect on the consummation of the closing of the Chemtura Acquisition and (ii) issue, sell, pledge, transfer, dispose of, encumber, reclassify, split, repurchase or pay a dividend on any equity securities of Platform or its subsidiaries (except as set forth below).

The Agreement also contains customary provisions governing circumstances under which the parties may terminate the Agreement (including the right of Platform or Chemtura, as the case may be, to terminate the Agreement if the transactions contemplated therein have not been consummated on or before November 1, 2014). If Platform fails to consummate the closing of the Chemtura Acquisition within one business day following the date the closing was required to be consummated solely as a result of the failure of the debt financing to be consummated (other than if such failure is a result of Platform’s breach of the Agreement or the Debt Commitment Letter (as defined below)), Platform will be obligated to pay Chemtura, on behalf of the Sellers, a cash termination fee of $49.7 million.

The Chemtura Acquisition is expected to be funded through a combination of debt and cash on hand (although Platform has the option to obtain equity financing in lieu of all or a portion of the anticipated debt financing) and is expected to close in the second half of 2014.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibits 2.1 and is incorporated herein by reference.

Debt Commitment Letter

In connection with the Agreement, on April 16, 2014, Platform entered into a commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC for (i) $600 million of incremental first lien term loans (the “First Lien Facility”) to be incurred under that certain Amended and Restated Credit Agreement dated as of June 7, 2013 (as amended, restated and/or otherwise modified on October 31, 2013 and from time to time, the “Existing Credit Agreement”) and (ii) a second lien facility (the “Second Lien Facility” and together with the First Lien Facility, the “Facilities”) in an aggregate principal amount of $120 million for the purposes of financing the Chemtura Acquisition and the fees and expenses in connection therewith, on the terms and subject to the conditions set forth in the Debt Commitment Letter. The Facilities will be subject to representations, warranties and covenants that are substantially as set forth in the Existing Credit Agreement, which was previously filed as Exhibit 10.13 to Platform’s registration statement on Form S-4 filed with the Securities and Exchange Commission on January 2, 2014. The Facilities will be subject to limited conditions precedent to borrowings, including the consummation of the Chemtura Acquisition in accordance with the Agreement, execution and delivery by Platform of definitive documentation as required in the Debt Commitment Letter and the absence, since December 31, 2012, of a business material adverse effect (as defined in the Debt Commitment Letter) that, individually or in the aggregate, has had a material adverse effect on the assets, results of operations or financial condition of the Business, taken as a whole. The Facilities will be subject to the same collateral provisions securing the secured obligations of Platform under the Existing Credit Agreement. Unless agreed otherwise, the First Lien Facility will mature on June 7, 2020, which is the maturity date of the term loans currently outstanding under the Existing Credit Agreement. The Second Lien Facility will mature on December 7, 2020.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, a copy of which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On April 17, 2014, Platform issued a press release announcing the Chemtura Acquisition, a copy of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Platform will host a webcast/dial-in conference call to discuss the Chemtura Acquisition at 8:30 am (Eastern Time) on April 17, 2014. Participants on the call will include Daniel H. Leever, Chief Executive Officer and Frank J. Monteiro, Chief Financial Officer.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 31389286. The call will be simultaneously webcast at www.platformspecialtyproducts.com where supplemental slides will also be available for download. A replay of the call and webcast and a copy of the presentation will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
2.1
Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Chemtura Corporation and Platform Specialty Products Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock and Asset Purchase Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the SEC upon request.

10.1	Commitment Letter dated April 16, 2014, between Barclays Bank PLC and Platform Specialty Products Corporation.
99.1	Press release announcing the Chemtura Acquisition issued on April 17, 2014 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

April 17, 2014	By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
2.1
Stock and Asset Purchase Agreement, dated as of April 16, 2014, between Chemtura Corporation and Platform Specialty Products Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Stock and Asset Purchase Agreement have been omitted. Platform agrees to provide a copy of any such omitted schedule to the SEC upon request.

10.1	Commitment Letter dated April 16, 2014, between Barclays Bank PLC and Platform Specialty Products Corporation.
99.1	Press release announcing the Chemtura Acquisition issued on April 17, 2014 (furnished only).